EXHIBIT 23.5

CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.

     As the independent reserve engineers for Pioneer Natural Resources Company (“Pioneer”), Gaffney, Cline & Associates, Inc. hereby consents to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-116434) and the related joint proxy statement/prospectus of the reference to Gaffney, Cline & Associates, Inc. by Pioneer in its Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

GAFFNEY, CLINE & ASSOCIATES, INC.
By:	/s/ Rawdon J. H. Seager
Rawdon J. H. Seager

Houston, Texas
August 20, 2004